Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:      Robert J. Whelan

Chief Financial Officer

(617) 912-4220

www.bostonprivate.com

Erica E. Smith

Vice President

Investor Relations

(617) 912-3766

BOSTON PRIVATE ACQUIRES ANCHOR CAPITAL

ADDS AUM OF $5.5 BILLION

Boston, MA, June 2, 2006 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH), Anchor Capital and Anchor/Russell today announced the successful completion of the acquisition of a majority interest in Anchor Holdings LLC, a newly created holding company that owns Anchor Capital and Anchor/Russell. This acquisition gives Boston Private access to the rapidly growing Separately Managed Accounts (“SMA”) market, expands the Company’s investment management value disciplines and enhances asset allocation services within the Company. William P. Rice, who founded the Company in 1983, will continue as the Chairman and Chief Executive Officer of Anchor Holdings.

Anchor Capital is a value-oriented investment adviser specializing in active investment management for families, trusts, and institutions, including foundations and endowments. Anchor serves clients through its Discretionary Management Accounts division and its Separately Managed Accounts division, and offers four core disciplines which include balanced, all-cap, mid-cap, and small-cap styles.

As of June 1, 2006, Anchor Capital had approximately $25 million of annualized revenues and assets under management of approximately $5.0 billion. Assets under management have grown approximately 15% since January 1, 2006.

Anchor Capital’s sister company, Anchor/Russell, structures diversified investment management programs for clients utilizing a host of sophisticated management solutions including institutional multi-manager, multi-style, multi-asset mutual funds and Separately Managed Accounts programs sponsored by the Frank Russell Company. As of June 1, 2006 Anchor/Russell had annualized revenues of approximately $2.2 million and assets under management of approximately $500 million. Anchor/Russell is co-managed by John Dupuy and Gary Adams, both of whom will continue to report to Mr. Rice.

On a combined basis the new Anchor Holdings, which includes both Anchor Capital and Anchor/Russell, had approximately $5.5 billion in AUM and $27.2 million in annualized revenues. Also on a combined basis, Anchor Holdings has 44 employees, including 10 investment professionals.

“Anchor provides us with accelerated entry into the SMA market, which is one of the fastest growing segments of asset management with growth rates between 16% and 18% annually,” stated Jay Cromarty, President — Eastern Region of Boston Private. He continued, “We are pleased to have the talented team at Anchor join the Boston Private Wealth Management Group. The Anchor investment team, lead by CIO Mark Rickabaugh, has great depth and has continually demonstrated outstanding investment performance. The marketing and sales team, led by Bob Croce, Senior Vice President, has built extremely strong relationships with approximately 20 program sponsors, including industry leaders A.G. Edwards, Morgan Stanley, Wells Fargo, Bank of America and Smith Barney.”

William P. Rice, President and CEO of Anchor commented, “We have established a strong company, well-positioned for growth. We are looking forward to capitalizing on the significant opportunities provided by being part of a larger, publicly-traded organization that has assembled 12 other high-quality, well-respected wealth management firms. Boston Private and its Affiliate Partners are all dedicated to delivering quality solutions – in products, performance and customer service. The structure of the acquisition aligns not only our commitment to quality, but also the incentives of the Anchor team, current and next-generation, with those of Boston Private’s shareholders.”

Under the terms of the agreement, Boston Private will acquire an 80% interest in Anchor Holdings. The remaining 20% will be held by associates of Anchor Capital and Anchor/Russell. At the closing of the transaction, Boston Private paid 68% of the total consideration in a combination of cash and Boston Private common stock. The balance will be made in payments of Boston Private common stock over five years. The amount of future payments is contingent upon the achievement of earnings goals through the five-year earn-out period.

The transaction will be accretive to Boston Private immediately on a cash basis, and is expected to be accretive on a GAAP basis within twelve months. The transaction closed on June 1, 2006.

Timothy L. Vaill, Chairman and CEO of Boston Private concluded, “It is a pleasure to welcome such a talented team with terrific investment performance and attractive growth prospects into the Boston Private family. The SMA business, in particular, will give us nationwide access to an entirely new avenue of growth. I have known Bill Rice for many years and look forward to working side-by-side with him as Anchor’s business continues to flourish.”

Anchor Holdings LLC

Anchor Holdings LLC, a newly-created holding company, will own Anchor Capital and Anchor/Russell.

Anchor Capital is a registered investment adviser specializing in active investment management for families, trusts and institutions. The company takes a value-oriented approach to asset management applying disciplined strategies to achieve financial success. It offers four core products, the largest of which is its Mid Cap Value product. Investment programs are available to private clients directly, and through select third party investment advisers. The company was founded in 1983 by William P. Rice.

Anchor/Russell structures disciplined and sophisticated investment management programs using a host of investment management products including institutional mutual funds and Separately Managed Accounts sponsored by the Frank Russell Company, the world’s leading investment management consulting company. Anchor/Russell has been a Russell Adviser since 1989.

Boston Private Wealth Management Group

The Boston Private Wealth Management Group is an assembly of independently-operated financial services firms united by a commitment to providing quality wealth management solutions to the high net worth marketplace, selected institutions and private companies. Private banking, financial planning/wealth advisory and investment management firms are assembled in demographically-attractive geographic areas, where collectively they provide solutions that preserve, grow and eventually transfer client assets over the financial lifecycle. These firms deliver tailored solutions on a local, small platform basis, where trusted relationships and exceptional service result in enduring client relationships.

Member firms are subsidiaries of Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) with access to financial capital and specialized expertise in sales and marketing, leadership development, compliance/risk management, and legal counsel.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Anchor or Boston Private, including future financial and operating results, enhanced and future revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private’s financial results, and Boston Private’s strategic and performance goals for Anchor; (ii) statements with respect to Boston Private’s or Anchor’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding the expected timing of the transaction; (iv) statements regarding future operations, market position or prospects of either Boston Private or Anchor; and (v) other statements identified by words such as “will”, “continues”, “increases”, “expand”, “grow”, “opportunity”, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the expected benefits to Boston Private’s wealth management initiatives may not be realized or may be realized more slowly than expected;(2) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (3) competitive pressures among investment management companies may increase significantly or have an adverse effect on pricing, spending, product offerings, third-party relationships, revenues and Boston Private’s and Anchor’s abilities to attract and retain clients; (4) the strength of the United States economy in general and specifically the strength of the New England and other economies in which Boston Private and Anchor will be operating may be different than expected resulting in, among other things, a reduced demand for wealth management services; and (5) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on Boston Private’s and Anchor’s asset management activities and fees from such activities. Additional factors that could cause Boston Private’s results to differ materially from those described in the forward-looking statements can be found in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Boston Private, Anchor or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Boston Private nor Anchor undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.